SPONSORSHIP AGREEMENT


This agreement ("Agreement") is entered into this 23rd day of January 1998, by and between Team Scandia, Inc. (hereinafter "Scandia"), a Delaware corporation, with its principal place of business at 701 S. Girls School Road, Indianapolis, IN 46231 and Sequent Computer Systems, Inc. (hereinafter "Sequent"), an Oregon corporation, with its principal place of business at 15450 SW Koll Parkway, Beaverton, OR 97006-6063.

                                 Recitals

WHEREAS, Scandia has a present right to use, for promotional purposes, a top fuel dragster owned by Scandia. Further, Scandia shall employ a professional race car driver ("Driver"), to be mutually agreed upon by the parties, to drive Scandia's top fuel dragster on the National Hot Rod Association ("NHRA") top fuel dragster circuit.

WHEREAS, Sequent is engaged in the business of manufacturing a family of high performance, multiprocessing computer systems.

WHERAS, Sequent desires to sponsor Scandia in order to assist in the promotion, marketing and advertising of its computer systems.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto agree as follows:

1) Display of Corporate Name and Logo: Subject to the conditions and upon the terms set forth herein, Scandia hereby allows Sequent to promote its computer systems business by causing placement of the corporate name and logo (collectively "Logo") used by Sequent in its promotional efforts on Scandia's competition top fuel dragster ("Competition Dragster") driven by Driver, for promotional purposes. In addition to placing the Logo on the Competition Dragster, the Logo shall appear on the trailer used by Scandia to transport the Competition Dragster and on patches/embroidery attached to the firesuit of the driver, as per the art work attached as Exhibit A and incorporated herein.

2) Term: The initial term of this Agreement shall be for the period beginning January 8, 1998, and ending November 10, 1998. Sequent must give Scandia written notice, via certified mail, no less than thirty (30) days prior to the end of the initial term of its intent to renew this Agreement. Thereafter, the parties agree to negotiate in good faith for the renewal of this Agreement. If the parties are unable to reach a mutual agreement for the renewal of this Agreement prior to November 10, 1998, then this Agreement shall terminate and neither party shall have any further obligations hereunder except as to those obligations that may have accrued prior to such termination.

3) Payment Schedule: Sequent will pay Scandia the sum of $450,000.00 for the 1998 race season. All funds will be dedicated specifically to the NHRA dragster program. Payment schedule is as follows:

       Upon Signing:		$ 112,500.00
       April 1st    		$ 112,500.00
       July 1st 		    $ 112,500.00
       October 1st		  $ 112,500.00

4)  The Dragster:

    (a) During the term of this Agreement, Scandia hereby agrees to cause the Logo to be prominently displayed on the Competition Dragster as provided in Paragraph 1 herein. Sequent will have the sole responsibility to supply the artwork for placement of the Logo on the Competition Dragster and on all other display areas referred to in Paragraph 1 herein. Scandia shall pay all costs associated therewith, including expenses associated with the placement of the Logo on the Competition Dragster or other areas referred to herein.

    (b) Sequent acknowledges that this is a non-exclusive agreement and that associated sponsors may display their corporate names and logos on the Competition Dragster. Sequent will receive logos measuring 9" x 36" on the Dragster and 1' x 7' on both sides of the trailer and on the rear door of the trailer. Sequent will be listed on all entries as being a sponsor for the team.

    (c) All sponsors will share costs for producing team hats and T-shirts. Sequent will be included in all team merchandise by Scandia.

5) Racing Schedules: The parties agree that the Competition Dragster will be present and compete at the 1998 NHRA events listed in Exhibit B subsequent to the Effective Date of this Agreement.

6) Hospitality Truck and Trailer: Sequent will allow Scandia to use Sequent's Hospitality Truck and Trailer and Scandia will be providing all inclusive hospitality for Sequent and its guests at each NHRA event. Saturdays will be exclusive to Sequent's use and Sundays will be open to all. (Sequent has a 100-person cap per event).

7) Use of Name and Accomplishment: Scandia agrees to allow Sequent to use Scandia's name and Scandia's racing accomplishments from past years, and any of Driver's accomplishments that may occur during the term of this Agreement, in order to further advertise and promote Sequent's products. Upon the termination of this Agreement, all rights to the use by Sequent of Scandia's name shall lapse and terminate. Sequent wishes to have Driver meet its guests and sign autographs each day during race weekends.

8) Parking: Sequent, and its guests, shall park side by side in the pit area with Scandia subject to approval of track owner and NHRA for each race.

    Hospitality: All races that Sequent participates in hospitality there will be a $221.00 parking fee to be paid to Scandia. Total for 11 races will be $2,431.00. Fifty percent upon signing and fifty percent due July 1, 1998.

9) Insurance: Scandia agrees that it will at all relevant times during the term of this Agreement, and at no cost and expense to Sequent, maintain or cause to be maintained, public liability insurance upon Scandia, its agents and representatives, against claims for bodily injury, death or property damage resulting from the negligent acts or omissions of Scandia, its agents and representatives in the performance of their duties under the terms of this Agreement. Such insurance shall afford protection, with respect to the business premises used by Scandia, to a combined single limit of $10,000,000, with respect to bodily injury and property damage for a single occurrence. Such insurance will also afford protection, with respect to the truck and trailer used by Scandia, in the transportation of the Competition Dragster in a combined single policy limit of not less than $325,000 per occurrence. Additionally, Scandia shall maintain, or cause to be maintained, a $1,000,000 combined single limit liability policy to cover bodily injury or property damage to third parties while using the truck and trailer. All insurance policies required to be maintained by Scandia under the terms of this Agreement shall name Sequent as an additional insured.

    Notwithstanding the foregoing, Sequent understands that during the term of this Agreement, Scandia will maintain public liability insurance during those times when it is competing with the Competition Dragster. During such times of competition, Scandia represents and warrants that such insurance is provided by NHRA and will be maintained and provided for sponsors such as Sequent. Accordingly, Sequent's sponsorship shall extend only to: (a) top fuel dragster events, including those described on Exhibit B, held during the term of this Agreement, sanctioned by the NHRA and covered by public liability insurance no less in amount and coverage than that shown on Exhibit C, attached hereto, and provided by an insurance company with at least a Best Insurance Guide A rating; and
    (b) top fuel dragster practice runs at tracks which are covered by public liability insurance no less in amount and coverage as set out in (a) above.

10) No Agency, Partnership or Joint Venture: Each party hereto acknowledges and represents to the other that this Agreement provides merely for the sponsorship, through rights which Sequent acquires in Scandia, and is procured and administered by Scandia, with regard to the Competition Dragster. Nothing contained herein shall be deemed to create an agency, joint venture, or partnership between the parties. Except as specifically provided in this Agreement, each party is prohibited from acting for or on behalf of the other party.

11) Driver's Obligation: Scandia acknowledges that Driver is Scandia's professional driver for its top fuel Competition Dragster in the top fuel competition dragster circuit. Accordingly, Scandia agrees that it will do all things reasonable and necessary to fulfill the terms and conditions of this Agreement. If for any reason, whether through the fault of Scandia or otherwise, Scandia is in any way prohibited from carrying out its obligations under the terms and conditions of this Agreement, then, in such event, Sequent shall be entitled at its sole discretion, to cease making any further payments of the fee as may then be owing under Paragraph 3 herein, in addition to any other rights that Sequent has herein, or at law or in equity.

12) Assignment: Each party to this Agreement shall be restricted from assigning, conveying or transferring its rights and obligations, except as between a party and its affiliates, under this Agreement without the express written consent of the other party hereto, which consent shall not be unreasonably withheld.

13) Indemnification:

    (a) Scandia agrees to indemnify and hold harmless Sequent against any costs (including reasonable attorney fees), losses, claims, damages or liabilities, joint and/or several, to which Sequent, or its subsidiaries, may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon Scandia's racing activities and performance of its respective obligations hereunder.

    (b) Sequent agrees to indemnify and hold Scandia harmless against any costs (including reasonable attorney fees), losses, claims, damages or liabilities, joint and/or several, to which Scandia may be subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon Sequent's wrongful use of Scandia's name.

14) Termination:

    (a) Either party may terminate this Agreement upon thirty- (30) days prior written notice to the other party if the other party is in default of any provision of this Agreement and such default is not cured within the thirty- (30) day period.

    (b) Either party may terminate this Agreement by written notice to the other party upon (i) the other party becoming insolvent;
    (ii) any proceeding under the bankruptcy or insolvency laws is brought by or against the other party which is not dismissed within thirty (30) days; (iii) the appointment of a receiver or a similar officer for the other party or for a substantial part of the other party's property; (iv) the other party making an assignment for the benefit of creditors or otherwise being reorganized for the benefit of creditors.

15) Limitation of Liability: EXCEPT FOR DAMAGES DESCRIBED IN SECTION 13 HEREIN, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY DAMAGES RESULTING FROM A LOSS OF PROFITS OR USE, OR FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

16) Notices: Notices under this Agreement shall be in writing and delivered to the following person at the following addresses:
    In the case of Sequent:

      		Sequent Computer Systems, Inc.
      		15450 SW Koll Parkway
      		Beaverton, Oregon 97006-6063
		      Attn:  Lynn Sunahara
        Manager, Contracts

    In the case of Scandia:

      		Team Scandia, Inc.
      		701 S. Girls School Road
      		Indianapolis, IN 46231
      		Attn:  Tom Leix
        Dir. Of Public Relations & Marketing

    The effective date for notices under this Agreement shall be the date of delivery and not the date of mailing.

17) Governing Law: This Agreement will be construed in accordance with the laws of the State of Oregon, without regard to the choice of law principles.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


    TEAM SCANDIA, INC.	       			SEQUENT COMPUTER SYSTEMS, INC.

    By: /s/Andrew L. Evans       By: /s/Stephen F. Loughlin

    Name: Andrew L. Evans        Name:  Stephen F. Loughlin

    Title: President            	Title: Corporate Controller




                                EXHIBIT B
                          1998 RACING SCHEDULE


    DATE				                     EVENT			                  LOCATION

    January 30- Feb 1                               							Pomona, CA
    March 5-8	                                      							Gainesville, FL
    March 20-22	                                    							Houston, TX
    April 24-26		                                    						Richmond,VA
    May 15-17		                                      						Englishtown, PA
    May 23 Match Race (2runs)	                        					Norwalk, OH
    May 29-31				                                      				Joliet, IL
    June 12-14		                                     						Columbus,OH
    June 26-28                                     								St. Louis, MO
    July 17-19		                                     						Denver, CO
    July 24-26		                                     						Sonoma, CA
    July 31-Aug 2	                                   						Seattle, WA
    September 3-6		                                   					Indianapolis, IN
    September 17-20			                                 				Reading, PA
    October 2-4		                                    						Topeka, KS
    October 23-25	                                   						Dallas, TX
    November 12-15	        	Winston Select Finals        		Pomona, CA